UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2010

ARVINMERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     On October 29, 2010, ArvinMeritor, Inc. (“ArvinMeritor”) entered into a Second Amendment to the Loan Agreement, as amended (the “Loan Agreement”), dated as of September 8, 2009 by and among ArvinMeritor, ArvinMeritor Receivables Corporation, the Lenders from time to time party thereto and GMAC Commercial Finance LLC, as Administrative Agent. In connection therewith, there was also entered into a First Amendment to the Third Amended and Restated Purchase and Sale Agreement dated as of September 8, 2009 (the "Purchase Agreement") between ArvinMeritor Receivables Corporation, as buyer, and Meritor Heavy Vehicle Braking Systems (U.S.A.), Inc. and Meritor Heavy Vehicle Systems LLC, as sellers. The purpose of the amendments is to exclude receivables from AB Volvo and its subsidiaries (“Volvo Group”) from the Purchase Agreement, and as a result, from the collateral for obligations under the Loan Agreement. These receivables are covered under a new two year Receivables Purchase Agreement with Viking Asset Purchaser No 7 1C (described below), which provides for the purchase of up to 32 million Euro of the Volvo Group receivables. The amendments are filed as Exhibits 10a and 10b to this Form 8-K and are incorporated herein by reference.

Except as set forth above, the Loan Agreement and the Purchase Agreement did not change from that described in ArvinMeritor’s Report on Form 8-K filed on October 18, 2010.

The Loan Agreement continues to contain a number of covenants customary for this type of facility, including a cross-default to ArvinMeritor’s senior secured credit facility. For a further description of the covenants set forth in ArvinMeritor’s senior secured credit facility, please see Note 16 of the Notes to Consolidated Financial Statements and the discussion under the heading “Liquidity” in Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in ArvinMeritor’s report on Form 10-Q for the quarter ended July 4, 2010. The Loan Agreement also contains other standard events of default.

The information set forth in Item 2.03 below is incorporated in this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 29, 2010, certain subsidiaries of ArvinMeritor, ArvinMeritor Mascot, LLC , Meritor Heavy Vehicle Braking Systems (USA), Inc., and Meritor Heavy Vehicle Systems, LLC (the “Originators”), entered into a Receivables Purchase Agreement dated as of October 29, 2010 (the “Receivables Purchase Agreement), with an affiliate of Nordea Bank AB known as Viking Asset Purchaser No 7 IC, an incorporated cell of Viking Global Finance ICC, an incorporated cell company incorporated under the laws of Jersey, as purchaser (“Viking”), and Citicorp Trustee Company Limited, as programme trustee. A copy of the Receivables Purchase Agreement is filed as Exhibit 10c to this Form 8-K and is hereby incorporated herein by reference. Under the Receivables Purchase Agreement, the Originators are able to sell to Viking up to 32 million Euro of eligible Volvo Group receivables outstanding at any time and from time to time, during the two-year term of such Agreement. The purchase price will be the net face amount of such receivables, discounted for the period of time from the date of sale to the anticipated date of payment at a rate equal to LIBOR plus four percent per annum.

The Receivables Purchase Agreement is intended to effect an absolute transfer of the relevant receivables to Viking, and contains representations warranties and covenants typical for such a transaction. Like the Loan Agreement, it is cross-defaulted to ArvinMeritor’s senior secured credit facility, and it contains other customary events of default.

The information set forth in Item 1.01 above is incorporated in this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10a –	Second Amendment dated as of October 29, 2010 to Loan Agreement dated as of September 8, 2009, as amended, by and among ArvinMeritor, Inc., ArvinMeritor Receivables Corporation, the Lenders from time to time party thereto, and GMAC Commercial Finance LLC, as Administrative Agent

10b –	First Amendment to the Third Amended and Restated Purchase and Sale Agreement dated as of October 29, 2010 among ArvinMeritor Receivables Corporation and Meritor Heavy Vehicle Braking Systems (U.S.A.), Inc. and Meritor Heavy Vehicle Systems LLC

10c –	Receivables Purchase Agreement dated as of October 29, 2010, by and among ArvinMeritor Mascot, LLC, Meritor Heavy Vehicle Braking Systems (USA), Inc., Meritor Heavy Vehicle Systems, LLC, Viking Asset Purchaser No 7 IC, an incorporated cell of Viking Global Finance ICC, an incorporated cell company incorporated under the laws of Jersey, as purchaser, and Citicorp Trustee Company Limited, as programme trustee

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.

Date:	By:	/s/	Vernon G. Baker, II
November 2, 2010			Vernon G. Baker, II
Senior Vice President and General Counsel

EXHIBIT INDEX

10a –	Second Amendment dated as of October 29, 2010 to Loan Agreement dated as of September 8, 2009, as amended, by and among ArvinMeritor, Inc., ArvinMeritor Receivables Corporation, the Lenders from time to time party thereto, and GMAC Commercial Finance LLC, as Administrative Agent

10b –	First Amendment to the Third Amended and Restated Purchase and Sale Agreement dated as of October 29, 2010 among ArvinMeritor Receivables Corporation and Meritor Heavy Vehicle Braking Systems (U.S.A.), Inc. and Meritor Heavy Vehicle Systems LLC

10c –	Receivables Purchase Agreement dated as of October 29, 2010, by and among ArvinMeritor Mascot, LLC, Meritor Heavy Vehicle Braking Systems (USA), Inc., Meritor Heavy Vehicle Systems, LLC, Viking Asset Purchaser No 7 IC, an incorporated cell of Viking Global Finance ICC, an incorporated cell company incorporated under the laws of Jersey, as purchaser, and Citicorp Trustee Company Limited, as programme trustee